                                        DAMSON / BIRTCHER REALTY INCOME FUND I

                                 AGREEMENT OF SALE


The undersigned Limited Partner (the "Seller") does hereby sell, assign, transfer, convey and deliver (the "Sale") to Grape Investors, LLC, a Delaware limited liability company ("Grape" or the "Purchaser"), all of the Seller's right, title and interest in "Interests" (as defined in the Partnership Agreement) of Damson / Birtcher Realty Income Fund I, a Pennsylvania limited partnership (the "Partnership") being sold pursuant to this Agreement of Sale ("Agreement") and the Offer dated April 21, 1998 (the "Offer") for a purchase price of $2,445 for each .01 percent interest in the Partnership, less the amount of any distributions declared or paid from any source by the Partnership with respect to the Interests after February 28, 1998, without regard to the record date or whether such distributions are classified as a return on, or a return of, capital. Included in the definition of "Interests" are any proceeds which any Seller may receive after February 28, 1998 from the settlement of any class action lawsuit by the Limited Partners of the Partnership, which lawsuit relates to the Partnership or its General Partner.

PAYMENT FOR SUCH PURCHASE WILL BE MADE WITHIN 10 BUSINESS DAYS FOLLOWING THE "EXPIRATION DATE" SET FORTH IN THE OFFER, PROVIDED GRAPE HAS RECEIVED AND ACCEPTED A PROPERLY COMPLETED AND DULY EXECUTED AGREEMENT OF SALE AND RECEIVED ASSURANCES FROM THE GENERAL PARTNER THAT THE SELLER'S ADDRESS WILL BE CHANGED TO THE PURCHASER'S ADDRESS PURSUANT TO THE TERMS AND CONDITIONS OF THE OFFER. IF MORE THAN 10,000 INTERESTS ARE TENDERED TO GRAPE PRIOR TO GRAPE'S PAYMENT FOR SUCH INTERESTS, GRAPE WILL ACCEPT UP TO 10,000 INTERESTS ON A PRO RATA BASIS WITH APPROPRIATE ADJUSTMENTS AS GRAPE DEEMS NECESSARY.

The Seller hereby represents and warrants to the Purchaser that the Seller owns such Interests and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser the Interests, and that when any such Interests are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Interests will not be subject to any adverse claim. The Seller represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or of record more than 5 percent of the outstanding Interests.

Such Sale shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Interests under the Partnership's Partnership Agreement. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of such Interests.

Seller, upon execution of this Agreement and the mailing of payment by the Purchaser to Seller, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to Interests with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the assignment of the Interests on the books of the Partnership that are maintained with respect to the Interests and on the Partnership's books maintained by the General Partner of the Partnership, or amend the books and records of the Partnership as necessary or appropriate for the assignment of the Interests, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Interests, (iii) deliver the Interests and transfer ownership of the Interests on the books of the Partnership that are maintained with respect to the Interests and on the Partnership's books, maintained by the Partnership's General Partner, (iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Partnership for any period on or after February 28, 1998, which are made payable to the Seller, in favor of Purchaser,
(v) execute on the Seller's behalf, any applications for transfer and any distribution agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement, and (vi) receive all distributions and amend the books and records of the Partnership, including Seller's address and records, to direct all distributions to Purchaser as of the effective date of this Agreement. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

SELLER DOES HEREBY DIRECT AND INSTRUCT THE PARTNERSHIP AND THE GENERAL PARTNER IMMEDIATELY UPON THEIR RECEIPT OF THIS AGREEMENT OF SALE (i) TO AMEND THE BOOKS AND RECORDS OF THE PARTNERSHIP TO CHANGE THE SELLER'S ADDRESS OF RECORD FOR PURPOSES OF MAILING DISTRIBUTIONS TO GRAPE INVESTORS, LLC, C/O ARLEN CAPITAL, 1650 HOTEL CIRCLE NORTH, SUITE 200, SAN DIEGO, CALIFORNIA 92108, AND; (ii) TO FORWARD ALL DISTRIBUTIONS AND ALL OTHER INFORMATION RELATING THEREIN TO BE RECEIVED BY SELLER TO GRAPE INVESTORS, LLC TO THE ADDRESS SET FORTH IN (i) ABOVE.

Seller does hereby release and discharge the General Partner and their officers, shareholders, employees and agents from all actions, causes of actions, claims or demands Seller has, or may have, against the General Partner that result from the General Partner's reliance on this Agreement or any of the terms and conditions contained herein. Seller does hereby indemnify and hold harmless the Partnership from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of a breach of any one or more representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. THIS AGREEMENT IS IRREVOCABLE AND MAY NOT BE WITHDRAWN FOLLOWING THE EXPIRATION DATE, BUT MAY BE WITHDRAWN PRIOR THERETO. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Partnership to be necessary or desirable to complete the assignment, transfer and purchase of such Interests.

The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

The undersigned recognizes that, if proration is required pursuant to the terms of the Offer, the Purchaser will accept for payment from among those Interests validly tendered on or prior to the Expiration Date and not properly withdrawn, the maximum number of Interests permitted pursuant to the Offer on a pro rata basis. The undersigned understands that a tender of Interests to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances

                                        DAMSON / BIRTCHER REALTY INCOME FUND I

set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Interests tendered hereby. In such event, the undersigned understands that any Agreement for Interests not accepted for payment will be destroyed by the Purchaser.

This Agreement shall be governed by and construed in accordance with the laws of the State of California. Seller waives any claim that California or the Southern District of California is an inconvenient forum, and waives any right to trial by jury.

The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Interests set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest in the Interests to the Purchaser.

By executing this Agreement the Seller hereby acknowledges to the General Partner that the Seller desires to assign the Seller's Interests referenced herein and hereby directs the General Partner to take all such actions as are necessary to accomplish such assignment, and appoints the General Partner the agent and attorney-in-fact of the Limited Partner, to execute, swear to, acknowledge and file any document or amend the books and records of the Partnership as necessary or appropriate for the assignment or the withdrawal of the Limited Partner.

IN WITNESS WHEREOF the Limited Partner has executed, or caused its Authorized Signatory to execute, this Agreement.
Print Name of Limited Partner (as it appears on the investment)___________________________________________________________________
Print Name and Capacity of Authorized Signatory (if other than above)_______________________________________________________________




--------------------------                             ------------------------------
Seller's Signature                                     Joint Seller's Signature
MEDALLION GUARANTEE                                    MEDALLION GUARANTEE
(Medallion Guarantee for EACH Seller's signature)     (Medallion Guarantee for EACH Seller's signature)







                                                                                          ACCEPTED:

                                             Home Telephone Number                        PURCHASER/GRAPE INVESTORS, LLC
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                                             Office Telephone Number                      By:  Its Manager, Arlen Capital, LLC
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                                             Mailing Address
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                                             City, State, Zip Code                        By:
-------------------------------                                                             ----------------------------

                                             State of Residence                                 Authorized Representative
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                                             Social Security/Tax ID No.
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                                             Date                                         YOU MUST MAIL EXECUTED ORIGINAL TO
                                                                                            PURCHASER:
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           $2,445.00                         Sales Price for each .01 percent interest    Grape Investors, LLC
                                             in the Partnership                           1650 Hotel Circle North, Suite 200
                                                                                          San Diego, California 92108
                    __________               Percent Interest to be Sold OR

                            / /              Check here if you wish to sell ALL of your
                                             Interests


PLEASE CALL US AT (800) 891-4105 IF YOU HAVE ANY QUESTIONS REGARDING THE SALE OF YOUR INTERESTS.
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          INSTRUCTIONS TO COMPLETE AGREEMENT OF SALE

ALL SIGNATURES MUST BE MEDALLION GUARANTEED
BENEFICIAL OWNER OF RECORD SHOULD:
1.   COMPLETE and SIGN Agreement.
2.   Have Signature Medallion Guaranteed by your Bank or Broker.
3.   Indicate Number of Interests Owned and/or To Be Sold.
4.   Return Agreement in Envelope Provided.

Joint Ownership
Please have ALL owners of record sign Agreement, and SEPARATELY Medallion Guarantee each signature.


IRA/KEOGH
1.   Beneficial owner must sign Agreement.
2.   Provide Custodian information (i.e. Name, Company Name,
     Address, Phone No. and Account No.)
3.   Grape will obtain the Medallion Guarantee of Custodian Signature.

Death

If any owner is deceased, please enclose a certified copy of Death
Certificate.
If Ownership is other than Joint Tenants With Right of Survivorship, please provide Letter of Testamentary or Administration current within 60 days showing your beneficial ownership or executor capacity (in addition to copy of Death Certificate).

Corporation
Corporate resolution required showing authorized signatory.

Trust, Profit Sharing or Pension Plan
Please provide title, signature, and other applicable pages
of Trust Agreement showing authorized signatory.
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